THE ORCHARD REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

REVENUE INCREASE OF 16% FOR THE FIRST QUARTER OF 2010

Investor Conference Call Scheduled For
Friday, May 14, 2010, at 4:30 p.m. EDT

NEW YORK — May 14, 2010—The Orchard (NASDAQ: ORCD), a global leader in music and video distribution and comprehensive digital strategy, today reported financial results for the first quarter ended March 31, 2010.

Highlights for First Quarter Ended March 31, 2010

Revenue increased 16% to $17.8 million in the first quarter of 2010 from $15.3 million in the first quarter of 2009.

The Orchard’s gross profit margin was 25% in the first quarter of 2010, as compared to 28% in the first quarter of 2009.

Operating expenses for the first quarter of 2010 were $4.9 million, compared to $5.7 million in the corresponding period of 2009. This decrease in operating expenses is primarily a result of a reduction in workforce during the third quarter of 2009, in addition to other cost cutting initiatives.

The net loss for the first quarter of 2010 was $0.4 million or $0.07 per share, compared with a net loss of $1.1 million or $0.17 per share in the corresponding period of 2009.

EBITDA for the first quarter of 2010 was a net loss of $0.1 million, compared to a net loss of $0.6 million in the first quarter of 2009.  A reconciliation of GAAP net loss to EBITDA is provided in the financial tables that accompany this release.

As of March 31, 2010, cash and cash equivalents were $6.1 million and The Orchard had no debt. Net cash provided by operations for the three months ended March 31, 2010 was $1.9 million, as compared to $2.0 million for the three months ended March 31, 2009.

As of March 31, 2010, there were approximately 2.1 million music tracks available for sale, an increase of 49% from the same date in 2009 and an increase of 19% from December 31, 2009. During the first quarter of 2010, there were approximately 17.5 million paid downloads from The Orchard’s catalogue, an increase of 7% as compared to the corresponding period of 2009.

Management Comment
“In Q1 2010 we recorded The Orchard’s highest quarterly revenue ever and reduced our operating expenses by 14% from the comparable period in 2009.  We expect the company to continue on this path and remain excited about the future,” said Brad Navin, the Chief Executive Officer.

Further Financial Information
For further company financial information, refer to the unaudited consolidated balance sheets and unaudited consolidated statements of operations attached to this release and to  The Orchard’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 to be filed May 14, 2010 with the Securities and Exchange Commission.

Investor Conference Call and Webcast
The company will host a conference call on May 14, 2010 at 4:30 p.m. EDT to discuss its results and provide an update on the company. Presenting from the company will be President and Chief Executive Officer, Brad Navin, and Chief Financial Officer, Nathan Fong.

To participate in the call, interested parties are invited to dial 1 (800) 706-7745 for domestic callers or 1 (617) 614-3472 for international callers at least five minutes prior to the start time. The participant pass-code is 12532327. A live webcast of the call will be available on the Company's website at www.theorchard.com/about/investor-relations.

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 19237632. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard®
Headquartered in New York and London with operations in 25 markets around the world, The Orchard (NASDAQ: ORCD) is an independent music and video distributor specializing in comprehensive digital strategies for content owners. Through innovative global marketing and promotions, The Orchard drives sales across 660 digital and mobile storefronts in 75 countries, as well as physical retailers across North America and Europe. The company was founded in 1997 as a business partner that fosters creativity and independence within its global clients. For further information, please visit www.theorchard.com.

Forward Looking Statements
This release may contain certain forward-looking statements regarding The Orchard's expectations regarding future events and operating performance within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ include, but are not limited to, the growth of the digital music and video markets, the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion, satisfaction of the conditions of the pending merger with Dimensional, including the approval of a majority of the stockholders unaffiliated with Dimensional; the costs and expenses associated with the pending merger; contractual restrictions on the conduct of The Orchard’s business included in the merger agreement; the potential loss of key personnel, disruption of our sales and operations or any impact on The Orchard’s relationships with third parties as a result of the pending merger; any delay in consummating the proposed merger with Dimensional or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger with Dimensional, including the purported class action civil suit filed in Delaware Chancery Court. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in The Orchard's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission.

Use of Non-GAAP Measures
In addition to The Orchard’s condensed consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with EBITDA.

EBITDA consists of net loss excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. Management believes EBITDA is a useful measure because it provides important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

The use EBITDA should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net loss, or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of EBITDA to GAAP net loss.

CONTACTS:
Financial Inquiries
Nathan Fong
212-300-2824
EVP & Chief Financial Officer
nfong@theorchard.com

or

Press Inquiries:
Ed James
Cornerstone PR
212 652 9295
ed@cornerstonepromotion.com

or

Investor Relations:
IR@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2010	2009
	(unaudited)

REVENUES	$17,820,218	$15,327,976

COSTS OF REVENUES	13,347,558	11,077,508

GROSS PROFIT	4,472,660	4,250,468
Gross profit margin	25.1%	27.7%

OPERATING EXPENSES	4,904,498	5,682,986

LOSS FROM OPERATIONS	(431,838)	(1,432,518)

OTHER INCOME (EXPENSE):
Interest income	-	2,939
Interest expense	(20,000)	(12,088)
Other income	3,983	383,715
Total other income (expense)	(16,017)	374,566

NET LOSS	$(447,855)	$(1,057,952)

Net loss per share - basic and diluted	$(0.07)	$(0.17)

Weighted average shares outstanding - basic and diluted	6,248,066	6,093,416

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Three Months Ended
	March 31,
	2010	2009
	(unaudited)

NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$1,935,993	$2,006,283
Investing activities	(266,816)	(1,097,645)
Financing activities	-	-
Effect of exchange rate changes	(2,345)	(64,104)

INCREASE CASH AND CASH EQUIVALENTS	1,666,832	844,534

CASH AND CASH EQUIVALENTS - Beginning of period	4,475,470	4,521,027

CASH AND CASH EQUIVALENTS - End of period	$6,142,302	$5,365,561

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA

	For the Three Months Ended
	March 31,
	2010	2009
	(unaudited)

Net loss in accordance with GAAP	$(447,855)	$(1,057,952)
Add (deduct) adjustments:
Interest income	-	(2,939)
Interest expense	20,000	12,088
Depreciation and amortization	367,020	451,627

EBITDA	$(60,835)	$(597,176)